SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    2-2-98



                AMERON INTERNATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)



         Delaware               1-9102             77-0100596
(State or other jurisdiction  (Commission         I.R.S. Employer
of Incorporation)             File Number)        Identification
No.)


245 South Los Robles Ave., Pasadena, California        91101
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (626)683-4000


Item 5   Other Events.

     The attached announcement was released to the news media on February 2, 1998.























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERON INTERNATIONAL CORPORATION



Date: February 5, 1998        By: /s/ Javier Solis
                                 Javier Solis
                                 Senior Vice President and
                                 Secretary



February 2, 1998

For immediate release:
Budget National and Analyst Wire
Contacts: Gary Wagner, Senior Vice President, Chief Financial Officer, and Dan Stracner, Vice President, Public Affairs: 626/683-4000


  Ameron International reports record performance for fiscal 1997


        Pasadena, Calif.--Ameron International Corporation (NYSE, AMN) today released results for its fiscal year ended Nov. 30, 1997. The company reported the highest sales and earnings per share in Ameron's 90-year history: $4.73 per share on sales of $533 million. These results represent a 22 percent increase over 1996 earnings of $3.87 per share on sales of $497 million. Fiscal 1997 was Ameron's fifth consecutive year of improved earnings.

     In the fourth quarter of 1997, Ameron earned $1.48 per share on sales of $147 million, compared to $1.16 per share on sales of $131 million in 1996.

     James S. Marlen, chairman, president and chief executive officer, attributed the improved performance primarily to higher sales and earnings from the company's worldwide protective coatings and fiberglass composites businesses. These operations benefited in fiscal 1997 from three recent strategic acquisitions: Centron International, a fiberglass pipe manufacturer, in January 1996; the global Devoe marine coatings business in October 1996; and the Valspar maintenance coatings business in March 1997.

     The company's domestic concrete and steel pipe business ended the year with strong results and a higher backlog than in 1996, but was unable to equal last year's near-record performance.

     Ameron's construction products business in Hawaii, while still profitable, reported lower results than the prior year because of the ongoing depressed economic conditions in the Islands.

     "We are continuing our growth strategy, emphasizing value-added products, consistency of earnings, and increasing shareholders' value," Marlen said.

     The company anticipates a slow first quarter because of weather conditions in many markets. However, Ameron's positive earnings trend is expected to continue in fiscal 1998.




                 Ameron International Corporation
                 Consolidated Statements of Income
                  Fourth Quarter Ended November 30,
           (in thousands except share and per share data)

                                                  1997            1996
                                                ---------       ---------
Sales                                           $147,397        $130,934
Cost of Sales                                    113,095          94,106
                                                ---------       ---------
Gross Profit                                      34,302          36,828
Selling, General and Administrative Expenses      22,968          29,597
                                                ---------       ---------
Operating Profit                                  11,334           7,231
Royalty, Equity and Other Income                   2,420           2,822
                                                ---------       ---------
Income before Interest and Income Taxes           13,754          10,053
Interest, net                                      2,905           2,956
                                                ---------       ---------
Income before Income Taxes                        10,849           7,097
Income Taxes                                       4,735           2,484
                                                ---------       ---------
Net Income                                      $  6,114        $  4,613
                                                =========       =========
Per Share (based on average of
  4,094,885 shares in 1997 and
  3,982,006 shares in 1996):
  Net Income                                    $   1.48        $   1.16
                                                =========       =========
  Cash Dividends Paid                           $    .32        $    .32
                                                =========       =========


               Ameron International Corporation
                 Consolidated Statements of Income
               Twelve Months Ended November 30,
          (in thousands except share and per share data)

                                                  1997            1996
                                               ---------       ---------
Sales                                           $533,506        $496,940
Cost of Sales                                    397,823         367,677
                                               ---------       ---------
Gross Profit                                     135,683         129,263
Selling, General and Administrative Expenses     103,075         103,320
                                               ---------       ---------
Operating Profit                                  32,608          25,943
Royalty, Equity and Other Income                  10,493           8,516
                                               ---------       ---------
Income before Interest and Income Taxes           43,101          34,459
Interest, net                                     11,855          10,752
                                               ---------       ---------
Income before Income Taxes                        31,246          23,707
Income Taxes                                      11,874           8,297
                                               ---------       ---------
Net Income                                      $ 19,372        $ 15,410
                                               =========       =========
Per Share (based on average of
  4,094,885 shares in 1997 and
  3,982,006 shares in 1996):
  Net Income                                    $   4.73        $   3.87
                                               =========       =========
  Cash Dividends Paid                           $   1.28        $   1.28
                                               =========       =========



                  Ameron International Corporation
                 Consolidated Statements of Cash Flow
                     Twelve Months Ended November 30,
                            (in thousands)

                                                  1997             1996
                                               ---------       ---------
Operating Activities
  Net Income                                    $ 19,372        $ 15,410
  Adjustments to reconcile
    net income to net cash                        21,704          15,147
  Changes in operating assets
    and liabilities                              (49,195)         14,022
                                                ---------       ---------
Cash Provided (Used) By Operations               ( 8,119)         44,579

Investing Activities
  Proceeds from sale of assets                     2,287           1,371
  Additions to property, plant
    and equipment, and Acquisitions              (24,860)        (54,259)
  Other, net                                      (2,645)         (2,995)
                                                ---------       ---------
Cash used by investing activities                (25,218)        (55,883)

Financing Activities
  Short and long-term borrowings, net             29,676          21,274
  Dividends on common stock                       (5,124)         (5,076)
  Other, net                                         808             776
                                                ---------       ---------
Cash provided by financing activities             25,360          16,974

Effect of exchange rate changes on cash             (556)           (212)
                                                 ---------       ---------
Net change in cash                              $( 8,533)       $  5,458
                                                 =========       =========



                         Ameron International Corporation
                            Consolidated Balance Sheets
                                  (in thousands)

                                               November 30,     November 30,
                                                   1997            1996
                                                ---------       ---------
ASSETS
Current Assets
  Cash and equivalents                          $  9,848        $ 18,381
  Receivables, net                               122,352         105,534
  Inventories                                     95,752          84,971
  Other                                           13,340          14,737
                                                ---------       ---------
    Total current assets                         241,292         223,623
Investments and Advances -
  Affiliated Companies                            33,777          33,722
Property, Plant and Equipment, net               127,678         125,687
Other Assets                                      30,478          28,634
                                                ---------       ---------
  Total Assets                                  $433,225        $411,666
                                                =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings                         $    715        $  1,242
  Current portion of long-term debt               17,654          17,753
  Trade payables                                  31,988          36,715
  Accrued liabilities and other                   32,561          41,102
  Federal and other income taxes                   4,347           4,953
                                                ---------       ---------
    Total current liabilities                     87,265         101,765
Long-Term Debt, less current portion             140,917         112,598
Other Liabilities                                 52,061          52,505
                                                ---------       ---------
  Total Liabilities                              280,243         266,868
Stockholders' Equity
  Common stock                                    12,946          12,895
  Additional paid-in capital                      16,969          16,212
  Retained earnings                              171,569         157,321
  Cumulative translation adjustments              (5,723)          1,149
  Treasury stock                                 (42,779)        (42,779)
                                                ---------       ---------
    Total Stockholders' Equity                   152,982         144,798
                                                ---------       ---------
  Total Liabilities and Stockholders' Equity    $433,225        $411,666
                                                =========       =========